EX-99.77C - Safeco Resource Series Trust

A special meeting of the shareholders of the RST Bond Portfolio (the "Portfolio"), a series Portfolio of the Safeco Resource Series Trust, was held on December 8, 2004. By a vote of 3,966,641 to 66,702, the shareholders of the Portfolio approved a plan of reorganization whereby shareholders of the Portfolio agreed to merge into the Pioneer Bond VCT Portfolio by exchanging their shares for shares of the Pioneer Bond VCT Portfolio. By a vote of 3,965,952 to 65,167, the shareholders of the Portfolio also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Portfolio.

A special meeting of the shareholders of the RST Core Equity Portfolio (the "Portfolio"), a series Portfolio of the Safeco Resource Series Trust, was held on December 8, 2004. By a vote of 10,567,824 to 461,051, the shareholders of the Portfolio approved a plan of reorganization whereby shareholders of the Portfolio agreed to merge into the Pioneer Fund VCT Portfolio by exchanging their shares for shares of the Pioneer Fund VCT Portfolio. By a vote of 10,676,886 to 322,881, the shareholders of the Portfolio also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Portfolio.

A special meeting of the shareholders of the RST Growth Opportunities Portfolio (the "Portfolio"), a series Portfolio of the Safeco Resource Series Trust, was held on December 8, 2004. By a vote of 10,585,035 to 344,567, the shareholders of the Portfolio approved a plan of reorganization whereby shareholders of the Portfolio agreed to merge into the Pioneer Growth Opportunities VCT Portfolio by exchanging their shares for shares of the Pioneer Growth Opportunities VCT Portfolio. By a vote of 10,534,297 to 357,324, the shareholders of the Portfolio also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Portfolio.

A special meeting of the shareholders of the RST Money Market Portfolio (the "Portfolio"), a series Portfolio of the Safeco Resource Series Trust, was held on December 8, 2004. By a vote of 19,977,909 to 1,106,783, the shareholders of the Portfolio approved a plan of reorganization whereby shareholders of the Portfolio agreed to merge into the Pioneer Money Market VCT Portfolio by exchanging their shares for shares of the Pioneer Money Market VCT Portfolio. By a vote of 19,867,000 to 1,110,819, the shareholders of the Portfolio also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Portfolio.

A special meeting of the shareholders of the RST Multi-Cap Core Portfolio (the "Portfolio"), a series Portfolio of the Safeco Resource Series Trust, was held on December 8, 2004. By a vote of 2,222,725 to 133,839, the shareholders of the Portfolio approved a plan of reorganization whereby shareholders of the Portfolio agreed to merge into the Pioneer Mid Cap Value VCT Portfolio by exchanging their shares for shares of the Pioneer Mid Cap Value VCT Portfolio. By a vote of 2,228,748 to 129,897, the shareholders of the Portfolio also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Portfolio.

A special meeting of the shareholders of the RST Small-Cap Value Portfolio (the "Portfolio"), a series Portfolio of the Safeco Resource Series Trust, was held on December 8, 2004. By a vote of 2,239,071 to 66,750, the shareholders of the Portfolio approved a plan of reorganization whereby shareholders of the Portfolio agreed to merge into the Pioneer Small Cap Value II VCT Portfolio by exchanging their shares for shares of the Pioneer Small Cap Value II VCT Portfolio. By a vote of 2,211,711 to 93,898, the shareholders of the Portfolio also approved the interim advisory agreement between Pioneer Investment Management, Inc. and the Portfolio.